Exhibit 10(bb)

FOURTH AMENDMENT TO
INDUSTRIAL LEASE AGREEMENT

THIS FOURTH AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (this "Amendment") is made as of this 16th day of August, 2007, by and between L/S 26TH STREET SOUTH, LP, a Delaware limited partnership (Assignee of Liberty Property/Synterra Limited Partnership, a Pennsylvania limited partnership ("Liberty/Synterra")), as Landlord, and TASTY BAKING COMPANY, a Pennsylvania corporation, as Tenant.

W I T N E S S E T H:

WHEREAS, Liberty/Synterra and Tenant entered into that certain Industrial Lease Agreement dated May 8, 2007, as amended by that certain First Amendment to Industrial Lease Agreement dated June 7, 2007, that Second Amendment to Industrial Lease Agreement dated June 29, 2007, and that Third Amendment to Industrial Lease Agreement dated July 23, 2007 (collectively, the "Lease") for an approximately 25 acre lot located within the Navy Yard, Philadelphia, Pennsylvania, as more particularly described in the Lease;

WHEREAS, Liberty/Synterra assigned all of its right, title and interest in and to the Lease to L/S 26th Street South, LP, pursuant to that certain Assignment of Industrial Lease Agreement dated June 22, 2007, and L/S 26th Street South, LP is now the Landlord under the Lease;

WHEREAS, pursuant to Section 30 of the Lease, Landlord and/or Tenant have the right to terminate the Lease if certain conditions are not satisfied or waived within the time periods specified therein; and

WHEREAS, Landlord and Tenant now desire to modify certain conditions in the Lease, as more particularly set forth below.

NOW, THEREFORE, in consideration of the covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

1.  The deadlines for the satisfaction of the conditions set forth in Section 30(c) (respecting Tenant's delivery of the Final LC to Landlord), Section 30(f)(i) of the Lease (respecting Tenant's receipt of a commitment letter from the Commonwealth for not less than $10,000,000.00 under the Commonwealth's Machinery and Equipment Loan Fund program), Section 30(f)(ii) of the Lease (respecting Tenant's receipt of a commitment from PIDC to provide not less than $12,000,000.00 in loan financing), Section 30(f)(iv) of the Lease (respecting Tenant, Tenant's lender, and PAID and/or PIDC having entered into an intercreditor agreement) and Section 30(g) of the Lease (respecting Tenant having closed on a $100,000,000.00 credit facility with Citizens Bank) are each hereby extended to September 14, 2007.

2.  Notwithstanding the extension granted above, if the condition set forth in Section 30(c) (respecting Tenant's delivery of the Final LC to Landlord) is not satisfied by September 7, 2007, Tenant agrees to increase the face amount of the Interim LC to Two Million Dollars ($2,000,000.00) no later than September 10, 2007.

3.  The Parties confirm that the conditions set forth in Sections 30(a), 30(e)(i), 30(e)(iii), 30(e)(vii), 30(e)(viii) and 30(e)(ix) of the Lease have been satisfied or waived.

4.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.  Except as expressly modified by this Amendment, the Lease shall remain in full force and effect in accordance with its terms.  Without limiting the generality of the foregoing, Tenant hereby reaffirms its obligation to reimburse Landlord for certain costs, as set forth in Section 30(i) of the Lease, upon the termination of the Lease for failure of any of the conditions set forth in Section 30 thereof (as such conditions have been modified by this Amendment and all prior amendments).

5.  This Amendment may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same instrument.  Faxed or electronically delivered signatures shall be enforceable as original signatures against the party delivering such signature.

(SIGNATURES CONTINUED ON NEXT PAGE)

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Amendment to Industrial Lease Agreement on the date first above written.

LANDLORD:

L/S 26TH STREET SOUTH, LP

By: L/S 26th Street South, LLC, its General Partner

By: Liberty Property/Synterra Limited Partnership, its Sole Member

By: Liberty Property Philadelphia Navy Yard Limited Partnership, its General Partner

By: Liberty Property Philadelphia Navy
Yard Corporation, its General Partner

By: ____________________________
Name: John S. Gattuso
Title: Senior Vice President

TENANT:

TASTY BAKING COMPANY

By: ____________________________ Name: Title: